UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34032	26-0388421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O’Connor Blvd., Suite 200, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 17, 2013, Pioneer Southwest Energy Partners L.P., a Delaware limited partnership (the “Partnership”), completed its merger with PNR Acquisition Company, LLC (“MergerCo”), a Delaware limited liability company and wholly-owned subsidiary of Pioneer Natural Resources Company, a Delaware corporation (“Pioneer”), with the Partnership continuing as the surviving entity (the “Merger”), pursuant to an Agreement and Plan of Merger dated as of August 9, 2013, and amended as of October 25, 2013 (as amended, the “Merger Agreement”), by and among, Pioneer, Pioneer Natural Resources USA, Inc., a Delaware corporation and wholly-owned subsidiary of Pioneer (“Pioneer USA”), MergerCo, the Partnership and Pioneer Natural Resources GP LLC, a Delaware limited liability company, a wholly-owned subsidiary of Pioneer USA and the general partner of the Partnership (“Pioneer Southwest GP”). As a result of the Merger, Pioneer USA owns 100% of the common units representing limited partner interests in the Partnership (“common units”) and 100% of the membership interests in Pioneer Southwest GP.

The Merger was completed following the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Transactions”), by the holders of a majority of common units at a special meeting of the unitholders of the Partnership (the “Special Meeting”) held on December 17, 2013.

As a result of the Merger, each outstanding common unit, other than those owned by Pioneer USA immediately prior to the Merger, was cancelled and, other than common units with respect to which a demand for appraisal was made (“Dissenting Units”), converted into the right to receive 0.2325 of a share of common stock, par value $0.01 per share, of Pioneer per common unit, with any fractions of shares of Pioneer common stock otherwise issuable to any unitholder being aggregated with respect to such unitholder and rounded up to the nearest whole share of Pioneer common stock.

Item 1.02 Termination of a Material Definitive Agreement

The Partnership previously entered into that certain Amended and Restated Credit Agreement entered into as of March 29, 2012 (as amended, supplemented, modified or restated, the “Credit Agreement”), by and among the Partnership, as borrower, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

In connection with the consummation of the Merger, the Partnership repaid all borrowings under the Credit Agreement, which was subsequently terminated.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Following the completion of the Merger on December 17, 2013, the Partnership (i) notified the New York Stock Exchange (the “NYSE”) that the Merger was effected and that all outstanding common units other than the common units owned by Pioneer USA immediately prior to the Merger were cancelled and, other than Dissenting Units, converted in the Merger into the right to receive 0.2325 of a share of Pioneer common stock, and (ii) requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the common units. The trading of common units on the NYSE will be suspended after the closing of the market on December 17, 2013.

Item 3.03 Material Modifications to Rights of Security Holders

The information included under the “Introductory Note” above is hereby incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Each of Philip A. Gobe, Alan L. Gosule, Royce W. Mitchell and Arthur L. Smith resigned as a director of Pioneer Southwest GP as of the effective time of the Merger on December 17, 2013.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Special Meeting held on December 17, 2013, at the offices of the Partnership in Irving, Texas, holders of a majority of the common units voted in favor of the proposal to approve the Merger Agreement and the Merger Transactions. The vote tabulation is set forth below:

For	Against	Abstain	Broker Non-Votes
23,767,863	66,739	21,810	37,604

Item 7.01 Regulation FD Disclosure.

On December 17, 2013, Pioneer and the Partnership issued a joint press release announcing the completion of the Merger. A copy of the joint press release is attached as Exhibit 99.1 hereto. The press release contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Joint press release issued December 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

By:	Pioneer Natural Resources GP LLC,
its general partner

By:	/s/ Frank W. Hall

Frank W. Hall,
Vice President and Chief Accounting Officer

Dated: December 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release issued December 17, 2013.

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